Exhibit 99.1
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Combined Financial Statements - Restated
December 31, 2020 and 2019

Exhibit 99.1
TABLE OF CONTENTS

Page No.
Independent Auditor’s Report	1-2

Combined Balance Sheets	3

Combined Statements of Income and Retained Earnings	4

Combined Statements of Cash Flows	5

Notes to Combined Financial Statements	6-18

Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

To the Shareholders of
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
San Francisco, California
We have audited the accompanying combined financial statements of Crown Building Maintenance Co. and Crown Energy Services, Inc. dba Able Services (collectively, the "Company"), which comprise the combined balance sheets as of December 31, 2020 and 2019, and the related combined statements of income and retained earnings, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, Whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

MOORE

An independent firm associated with Moore Global Network Limited

Exhibit 99.1

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Crown Building Maintenance Co. and Crown Energy Services, Inc. dba Able Services as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 16 the combined financial statements, the Company restated its retained earnings to account for change in accounting principle for goodwill.

Emphasis of Matter

As discussed in Note 14 to the combined financial statements, on March 11, 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. In addition, several states in the US, including California, where the Company is headquartered, have declared a state of emergency. In response, the US Government enacted the Coronavirus Aid, Relief, and Economic Security (CARES) Act, which includes significant provisions to provide relief and assistance to affected organizations. COVID-l9 could adversely affect the economics and financial markets of many countries, namely the United States, resulting in economic downturn that could impact customers' ability to pay for services. The ultimate financial impact and duration of these events cannot be reasonably estimated at this time. Our opinion is not modified with respect to that matter.

ArmaninoLLP
San Francisco, California

March 31, 2021
(Except for Note 2, as to
which the date is extended to November 2, 2021)

Exhibit 99.1
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Combined Balance Sheets
December 31, 2020 and 2019

	2020	2019
ASSETS
Current assets
Cash	$127,955,600	$54,527,326
Restricted cash	5,710,012	5,416,318
Accounts receivable, net	148,407,580	161,338,943
Miscellaneous deposits and other assets	4,412,187	5,589,424
Total current assets	286,485,379	226,872,011

Property and equipment, net	5,172,027	5,382,752
Investments	10,000	10,000
Intangible assets, net	10,325,193	11,718,516

Total assets	$301,992,599	$243,983,279

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$23,577,620	$24,294,364
Accrued liabilities	90,463,655	77,136,013
Deferred consideration	—	871,791
Total current liabilities	114,041,275	102,302,168

Payroll taxes, net of current portion	12,504,618	—
Loan from shareholder	10,689,490	10,847,223
Workers‘ compensation and general liability loss reserve	75,213,390	65,417,996
Deferred compensation plan liability	29,599,860	28,507,878
Total liabilities	242,048,633	207,075,265

Shareholders' equity
Common stock	84,347	84,347
Retained earnings	59,859,619	36,823,667
Total shareholders‘ equity	59,943,966	36,908,014

Total liabilities and shareholders' equity	$301,992,599	$243,983,279

The accompanying notes are an integral part of these combined financial statements.

Exhibit 99.1

Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Combined Statements of Income and Retained Earnings
For the Years Ended from December 31, 2020 and 2019

	2020	2019

Sales and services	$1,090,539,363	$1,125,612,393

Cost of sales and services	944,978,983	996,405,700

Gross profit	145,560,380	129,206,693

Operating expenses	94,909,760	96,223,879

Income from operations	50,650,620	32,982,814

Other expenses, net	(952,507)	(872,401)

Income before provision for income taxes	49,698,l 13	32110413

Provision for income taxes	1,662,161	1,122,294

Net income	48,035,952	30,988,119

Retained earnings, beginning of period, as restated (see Note 16)	36,823,667	26,835,548

Distributions paid	(25,000,000)	(21,000,000)

Retained earnings, end of period	$59,859,619	$36,823,667

The accompanying notes are an integral part of these combined financial statements.

Exhibit 99.1
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Combined Statements of Cash Flows
For the Years Ended from December 31, 2020 and 2019

	2020	2019
Cash flows from operating activities
Net income	$48,035,952	$30,988,119
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	627,369	781,571
Amortization	1,393,323	1,393,323
Interest accrued on loans from shareholder	985,611	989,348
Changes in operating assets and liabilities
Accounts receivable	13,204,637	(11,302,658)
Miscellaneous deposits and other assets	1,177,237	(884,784)
Accounts payable	(990,018)	236,592
Accrued liabilities	25,832,260	2,872,960
Workers' compensation and general liability loss reserve	9,795,394	8,396,436
Deferred compensation plan liability	1,091,982	3,037,398
Net cash provided by operating activities	101,153,747	36,508,305

Cash flows from investing activities
Purchases of property and equipment	(416,644)	(421,036)
Net cash used in investing activities	(416,644)	(421,036)

Cash flows from financing activities
Distributions paid	(25,000,000)	(21,000,000)
Repayment of loans from shareholder	(1,143,344)	(2,071,824)
Payments made on deferred consideration	(871,791)	(876,086)
Net cash used in financing activities	(27,015,135)	(23,947,910)

Net decrease in cash and restricted cash	73,721,968	12,139,359

Cash and restricted cash, beginning of year	59,943,644	47,804,285

Cash and restricted cash, end of year	$133,665,612	$592,943,544

Cash and restricted cash consisted of the following:
Cash	$127,955,600	$54,527,326
Restricted cash	5,710,012	5,416,318
	$133,665,612	$59,943,644

Supplemental disclosures of cash flow information

Cash paid during the six month period for
Income taxes	$1,442,994	$1,350,593
Interest	$224,837	$100,901

The accompanying notes are an integral part of these combined financial statements.

Exhibit 99.1
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Notes to Combined Financial Statements
December 31, 2020 and 2019

1.NATURE OF OPERATIONS

Able Services is comprised of Crown Building Maintenance Co. dba Able Building Maintenance Co. ("BM") and Crown Energy Services, Inc. dba Able Engineering Services ("AES") collectively, the ("Company").

BM is engaged primarily in the business of providing janitorial services in California, Texas, Illinois, Oregon, New York and various other states to commercial and residential clients.

AES provides engineers and technical support to maintain a commercial building's mechanical, electrical, utility systems and equipment. AES' primary objective is to achieve maximum operational efficiency while balancing the need for environmental comfort, cost effectiveness, convenience and safety. AES presently provides services in California, Texas, Illinois, Oregon, New York and various other states.

During 2014, AES and BM each acquired 250,000 shares of common stock of AbleServe Management Company ("AbleServe") representing an ownership interest of 50% for each entity. AbleServe provides management, administrative, and operational services for BM and AES. All significant intercompany balances and transactions have been eliminated.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of combination and presentation

The combined financial statements include the combined accounts of BM and AES which are under common ownership. All significant intercompany balances and transactions have been eliminated.

Concentration of credit risk

The Company maintains cash balances primarily in one financial institution in Northern California. Accounts at this institution are insured by the Federal Deposit Insurance Corporation up to $250,000. At December 31, 2020 and 2019, cash on deposit reported by the financial institutions exceeded the 2021 federally insured amount.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Credit risk is limited due to the large customer base, the credit worthiness of the customers, and the strength of the companies. Management uses direct write off procedures for bad debts and believes that minimal exposure exists for losses from credit risks.

Exhibit 99.1
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Notes to Combined Financial Statements
December 31, 2020 and 2019

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and cash equivalents

The Company considers short-term highly liquid-investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist primarily of checking and short-term investments. The Company places its cash and temporary cash investments with high credit quality institutions. As of December 31, 2020 and 2019, the Company only held cash.

Restricted cash

The Company had $5,710,012 and $5,416,318 of restricted cash at December 31, 2020 and 2019, respectively. The restricted cash balances are being held by the Company's insurance carrier to meet the current obligations of the workers‘ compensation loss reserve fund.

Allowance for doubtful accounts

Accounts receivable are presented net of an allowance for doubtful accounts. The Company evaluates the collectability of its accounts receivable based on known collection risks and historical experience. In circumstances where the Company becomes aware of a specific customer's inability to meet its financial obligations to the Company, the Company records a specific allowance for bad debts against amounts due to reduce the net recognized receivable to the amount it reasonably believes will be collected. For all other customers, the Company records allowance for bad debts based on the length of time the receivables are past due and based on its historical experience. If circumstances change, such as higher than expected defaults or an unexpected material adverse change in a major customer's ability to meets its financial obligations, the Company's estimates of the recoverability of the amounts due could be reduced by a material amount. The allowance for doubtful accounts was $2,975,645 and $2,396,872 as of December 31, 2020 and 2019, respectively.

Goodwill

Goodwill is the excess of the purchase price over the fair value of net assets acquired in business combinations accounted for under the purchase method. Goodwill relates to a 2014 acquisition. Goodwill would be subject to impairment testing only upon the occurrence of a triggering event. There were no triggering events and therefore no impairment for the years ended December 31, 2020 and 2019.

Intangible assets with estimable useful lives

Generally accepted accounting principles in the United States of America ("US GAAP") require that intangible assets with finite lives be amortized over their estimated useful lives and reviewed for impairment when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Intangible assets are comprised entirely of customer contracts and are amortized over 10 years. There were no events or changes in circumstances indicating impairment for the years ended December 31, 2020 and 2019.

Exhibit 99.1
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Notes to Combined Financial Statements
December 31, 2020 and 2019

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over estimated useful lives of 5 to 39 years. Expenditures for maintenance and repairs are charged to expense as incurred; major replacements and improvements are capitalized. Cost and accumulated depreciation and amortization of assets sold or retired are removed from the respective property and equipment accounts, and the gain or loss, if any, is reflected in the combined statements of income and retained earnings.

Long-lived assets

The Company evaluates the carrying value of long-lived assets, including intangible assets, on an annual basis, or more frequently if impairment indicators arise. When indicators of impairment exist and assets are held for use, the Company estimates future undiscounted cash flows attributable to such assets. In the event cash flows are not expected to be sufficient to recover the recorded value of the assets, the assets are written down to their estimated fair values based on the expected discounted future cash flows attributable to the assets. Based on the results of that analysis, no impairment of long-lived assets was identified as of December 31, 2020 and 2019.

Fair value of combined financial instruments

The fair value of cash and restricted cash, accounts receivable, accounts payable and accrued liabilities at December 31, 2020 and 2019, approximates the carrying amount because of the relatively short-term maturities of these combined financial instruments. The fair value of the related party loans at December 31, 2020 and 2019, approximates their carrying amounts based on information available to the Company with respect to current interest rates and terms for similar financial instruments.

Workers‘ compensation and general liability loss reserve

Workers' compensation and general liability loss reserve represents the Company's estimated retained unpaid losses, allocated loss adjustment expenses and a provision for claims incurred but not reported. The Company engages third-party experts to assist in estimating the appropriate reserve. While management believes that the liability for unpaid claims at December 31, 2020 and 2019 is adequate to cover the ultimate net cost of claims, the liability is based on estimates and the amount ultimately paid may be more or less than the estimates. Adjustments and changes resulting from revisions of these estimates are reported in the period in which the revisions are made.

Exhibit 99.1
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Notes to Combined Financial Statements
December 31, 2020 and 2019

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition

The Company derives its revenue primarily under various types of service contracts. Revenue is recognized when a contract is approved and has commitments from both parties, the rights of the parties have been identified, payment terms are identified, the contract has commercial substance, and collectability of consideration is probable. The primary types of service contracts are described below:
•Cost-plus - Cost-plus arrangements are contracts in which the client reimburses the Company for the agreed-upon amount of wages and benefits, payroll taxes, insurance charges, and other expenses associated with the contracted work, plus a profit margin. The Company measures progress toward satisfaction of the performance obligation as the services are provided, and revenue is recognized at the agreed upon contractual amount over time because the customer simultaneously receives and consumes the benefits for the services as they are performed.
•Tag jobs - Tag jobs represent additional services requested by a customer outside the standard contract. Because the nature of these short-term contracts involves performing one-off type services, revenue is recognized at the agreed-upon contractual amount as the services are provided, because the customer simultaneously receives and consumes the benefits of the services as they are performed.
•Monthly Fixed Price - Monthly fixed-price arrangements are contracts in which the client agrees to pay a fixed fee every month over a specified contract term. The Company measures progress toward satisfaction of the performance obligation as the services are provided, and revenue is recognized at the agreed-upon contractual amount over time because the customer simultaneously receives and consumes the benefits of the services as they are performed.

Income taxes

BM and AES have elected, by consent of its shareholders, to be taxed under the provisions of subchapter S of the Internal Revenue Code and various state tax laws. Under these provisions, the Company does not pay federal corporate income taxes. However, California franchise tax is limited to 1.5% of its apportioned taxable income subject to a minimum tax of $800 and other states have statutory minimum tax amounts. The shareholders, however, are liable for individual federal and state income taxes on the Company's taxable income.

California income tax has been provided for pursuant to state provisions (SB 572) conforming to federal S-Corporation law. The Company is entitled to Enterprise Zone Credits, which reduce California tax liability. At December 31, 2020 and 2019, the Company has estimated an excess of approximately $10,046,953 and $10,114,460, respectively, in non-refundable California Enterprise Zone credits, which offset California income tax. Beginning in 2006, the Company began ﬁling state income tax returns in Texas, Illinois, Oregon, New York, and various other states.

Exhibit 99.1
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Notes to Combined Financial Statements
December 31, 2020 and 2019

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of estimates

The preparation of combined financial statements in conformity with US. GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could materially differ from those estimates.

3.PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	2020	2019
Computer and computer software	$3,532,841	$3,333,677
Furniture	1,930,400	1,930,400
Equipment/automotive	2,911,050	2,905,779
Buildings and improvements	5,246,201	5,176,310
Land	195,698	195,698
Construction in process	126,500	56,159
	13,942,690	13,598,023
Accumulated depreciation and amortization	(8,770,663)	(8,215,271)
	$5,172,027	$5,382,752
Depreciation expense totaled $627,369 and $781,571 for the years ended December 31, 2020 and 2019, respectively.

4.INTANGIBLE ASSETS

Intangible assets consisted of the following:

	2020	2019
Customer Contracts	$12,098,959	$12,098,959
Goodwill	4,960,227	4,960,227
	17,059,186	17,059,186
Accumulated amortization	6,733,993)	(5,340,670)
	$10,325,193	$11,718,516
The Company considers the useful economic life of these assets to be 10 years. The amortization expense for the years ended December 31, 2020 and 2019 was $1,393,323, respectively.

Exhibit 99.1
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Notes to Combined Financial Statements
December 31, 2020 and 2019
5.ACCRUED LIABILITIES

Accrued liabilities consisted of the following:

	2020	2019
Current
Payroll and related obligations	$49,091,745	$34,547,042
Pension and health and welfare	1,327,517	2,234,407
Taxes other than income taxes	1,750,258	3,433,412
Vacation	14,793,243	13,050,780
Workers' compensation	17,913,567	19,062,558
Payroll taxes, net of current portion	12,504,618	—
Other	5,587,325	4,807,814
	$102,968,273	$77,136,013
6.LINE OF CREDIT

On March 19, 2016, the Company entered into an amendment to the credit agreement extending its revolving credit line through January 23, 2018. The agreement was subsequently extended through November 1, 2021 through a second amended and restated credit agreement. Outstanding borrowings under the line of credit shall not at any time exceed 75% of the Company's eligible accounts receivable. Interest accrues at a rate of LIBOR plus 1.35%. There were no outstanding balances on the line of credit as of December 31, 2020 and 2019. The line secures a standby letter of credit with the insurance company providing workers' compensation insurance coverage. At December 31, 2020 and 2019 the outstanding letter of credit was $25,535,000 and $30,063,209, respectively. The agreement requires the Company to comply with various financial covenants. The Company is in compliance with all financial covenants as of December 31, 2020.

7.DEFERRED CONSIDERATION

In December 2014, the Company entered into an asset purchase agreement among AES, Able Advantage Acquisition Inc. (collectively, the "Buyers"), Hill Mechanical Operations, Advantage Operations Inc. (collectively, the "Sellers"), and James Warren Hill, Harold G. Hacker, James B. Hill 11, R.W. Hill, James Billard, The James B. and Robert W. Hill Trust dated June 22, 2009 and the 2012 Hill Children's grantor trust dated December 31, 2012 (collectively, the "Shareholders") with a closing date of January 1, 2015. Under the agreement, the Buyers purchased certain assets and assumed certain liabilities from the Sellers for a purchase price of $11,250,000. The purchase price of $7,000,000 was paid at closing, and $4,250,000, plus interest, through a promissory note payable in five equal installments of approximately $920,438, including interest. During 2020, the Company paid off the remaining balance.

Exhibit 99.1
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Notes to Combined Financial Statements
December 31, 2020 and 2019
8.COMMON STOCK

BM has one class of common stock with 250,000 shares authorized and 125,000 issued and outstanding with no par value. AES has one class of common stock with 10,000 shares authorized and 1,000 shares issued and outstanding with a par value of $50 per share.

9.LOAN FROM SHAREHOLDER

BM entered into an amended promissory note with a shareholder dated December 31, 2014 for $33,726,741. The amendment converted all accrued interest as of December 31, 2014 to principal. The loan bears interest at 10% per annum.

On December 31, 2020, an amended agreement was entered into extending the maturity to March 15, 2022. At December 31, 2020 and 2019 the amounts outstanding inclusive of interest were $10,689,490 and $10,847,223, respectively.

10.DEFERRED COMPENSATION

The Company is a party to profit-sharing and deferred compensation retirement plan agreements with several management employees. The agreements call for a payment, determined by a formulized percentage of any gain realized by the Company upon the sale of substantially all of the Company's assets, to be paid to said management employees as bonus compensation if they are employed by the Company at the date of sale. In addition, annual bonuses are earned based on a formulized percentage agreement multiplied by the annual operating profit of the Company as long as the employees are employed by the Company. After termination of employment and assuming the management employee has not engaged in competition with the Company, the employee will be vested in a retirement benefit payable beginning at the age of 65 years. The benefits payable are determined by a formulized percentage of operating profits determined as of the twelve months prior to termination. The amount distributable to each employee, or if they should die, to the designated beneficiary, is payable in installments over 120 months with interest at 3%. Deferred compensation obligations under these plans at December 31, 2020 and 2019 were $25,283,257 and $24,396,827, respectively.

BM has entered into a deferred compensation agreement with a key executive that provides for certain post-retirement benefits. BM has elected to fund this deferred compensation obligation through a rabbi trust. The rabbi trust is subject to creditor claims in the event of insolvency, but the assets held in the rabbi trust are not available for general corporate purposes. The deferred compensation obligation under this plan at December 31, 2020 and 2019 was $4,316,603 and $4,111,051, respectively, and is included in deferred compensation plan liability on the combined balance sheet. Contributions to the rabbi trust amounted to $442,305 and $423,516 during the years ended December 31, 2020 and 2019.

Exhibit 99.1
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Notes to Combined Financial Statements
December 31, 2020 and 2019

11.PROFIT SHARING PLANS

AES sponsors two 401(k) plans for its employees. One plan is for the beneﬁt of union employees and the other is for the beneﬁt of non-union employees. All employees are eligible to participate in the respective plan depending on their union status. The Company does not make any contributions to the union plan. However, the Company makes matching contributions for non-union employees who work at specific job locations as listed in the plan document. Matching contributions are 50% of the employee's contribution to the plan with a maximum of 3% compensation.

Effective July 1, 2015, ABS makes matching contributions for nonunion employees. Non-Union employees are eligible for a match up to a maximum match of 4% of eligible compensation. Contributions to the plans were $1,352,465 and $1,316,306 during 2020 and 2019, respectively.

The union employees at one of the BM's job locations elected to leave their union pension plan during 2010. In lieu of having BM contribute to the union retirement plan, the employees set up a 401(k) plan to which they contribute. Only employees at the job location are eligible to contribute to this plan. BM contributed to the plan at the rate of $0.97 per hour under the terms of the collective bargaining agreement which expired June 30, 2020, and is now month to month. The employees are responsible for all costs of maintaining the plan. Contributions to the plan were $201,994 and $199,194 during 2020 and 2019, respectively. BM also sponsors a 401(k) plan for its nonunion employees. All nonunion employees are eligible to participate in the plan.

Effective July 1, 2015, BM makes matching contributions for nonunion employees. Non—Union employees are eligible for a match, up to 4% of eligible compensation. Contributions to the plan were $766,438 and $614,229 during 2020 and 2019, respectively.

12.COMMITMENTS AND CONTINGENCIES

Operating leases

The Company leases ofﬁce space under non—cancelable operating leases in California, New York, Colorado, Illinois, and other states. The Company also leases vehicles and equipment under operating leases.

Exhibit 99.1
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Notes to Combined Financial Statements
December 31, 2020 and 2019

12.COMMITMENTS AND CONTINGENCIES (continued)

Operating leases (continued)

The scheduled minimum lease payments under the lease terms are as follows:

Year Ending December 31,
2021	$3,600,685
2022	2,410,138
2023	1,526,448
2024	814,986
2025	450,071
Thereafter	198,374
$9,000,702
Related party leases

The Company also has two non-cancelable operating leases with a related party.

The scheduled minimum lease payments under the lease terms are as follows:

Year Ending December 31,
2021	$360,000
2022	360,000
2023	360,000
2024	250,000
2025	240,000
Thereafter	101,000
$1,671,000
Rent expense for the years ended December 31, 2020 and 2019 totaled $4,411,244 and $4,410,267, respectively.

Legal proceedings

The Company is subject to certain legal proceedings and claims arising in the normal course of business. The Company believes that the ultimate amount of liability, if any, for any pending claims of any type will not materially affect its financial position, results of operations or liquidity.

Exhibit 99.1
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Notes to Combined Financial Statements
December 31, 2020 and 2019

13.MULTI-EMPLOYER PLANS

The Company contributes to a number of multiemployer defined pension plans under the terms of collective-bargaining agreements that cover its union-represented employees. The risks of participating in these plans are different from single-employer plans in the following aspects:

a.Assets contributed to a multiemployer plan by one employer may be used to provide benefits to employees of other participating employers.

b.If a participating employer stops contributing to the plan, the unfunded obligations of the plan may be borne by the remaining employers.

c.If the Company chooses to stop participating in some of its multiemployer plans, the Company may be required to pay to those plans an amount based on the unfunded status of the plan, referred to as a withdrawal liability.
The Company's participation in these plans for the years ended December 31, 2020 and 2019 is outlined in the table below. The "EIN/Pension Plan Number" column provides the Employer Identification Number (EIN) and the three-digit plan number. Unless otherwise noted, the most recent Pension Protection Act (PPA) zone status available in 2020 and 2019 is for the plan's year end at December 31, 2019 and 2018, respectively. The zone status is based on information that the Company received from the plan and is certified by the plan's actuary. Among other factors, plans in the red zone are generally less than 65 percent funded, plans in the yellow zone are less than 80 percent funded, and plans in the green zone are at least 80 percent funded. The "FIP/RP Status Pending/Implemented" column indicates plans for which a financial improvement plan (FIP) or a rehabilitation plan (RP) is either pending or has been implemented. The last column lists the expiration date(s) of the collective bargaining agreements to which the plans are subject.

Contributions into multiemployer plans for the years ended December 31, 2020 and 2019 totaled $61,831,633 and $63,288,494, respectively.

Exhibit 99.1
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Notes to Combined Financial Statements
December 31, 2020 and 2019
13. MULTI-EMPLOYER PLANS (continued)
The details of the various pension plans are follows at December 31, 2020:

			Pension Protection Zone Status		FIP/RP Status Peindg / Implemented			Surcharge Imposed	Expiration Dates of Collective Bargaining Agreements
Pension Fund	EIN/Pension Plan Number	Year-end	2020	2019		2020	2019
Central Pension Fund of the IUOE & Participating Employers (a) (b)	36-6052390-001	1/31/2020	Green	Green	No	$19,013,650	$18,883,574	No	9/7/20 - 6/30/23
IUOE Stationary Engineers Local 39 Pension Trust Fund	94-6118939-001	12/31/2019	Green	Green	No	30,555,448	30,582,352	No	Various to 8/31/23
Building Service 32B] Pension Fund (b)	13-1879376-001	6/30/2019	Red	Red	Implemented	2,008,156	2,333,990	Yes	Various to 10/15/23
Steamﬁtters Local Union #420	23-2004424	12/31/2019	Red	Red	Implemented	958,360	893,830	No	5/1/20 - 4/30/23
IUOE Local 30 Pension Fund	51-6045848-001	12/31/2019	Green	Green	No	744,372	263,508	No	Various to 12/31/23
Local 68 Engineers Union Pension Plan (b) (c)	51-0176618-001	6/30/2019	Yellow	Yellow	Implemented	1,123,114	1,913,599	No	Various to 2/29/24
Local No 1 Pension Trust Fund	51-6055057-001	6/30/2019	Green	Green	No	1,388,526	1,227,381	No	12/1/17 to 11/30/21
SEIU National Industry Pension Fund	52-6148540-001	12/31/2019	Yellow	Yellow	Implemented	5,084,933	6,112,356	No	Various to 4/31/21
Other funds						955,074	1,078,904
Total contributions						$61,831,633	$63,288,494
(a) Central Pension Fund of the IUOE & Participating Employers utilized the special 30-year amortization rules provided by Public Law 111-92, Section 211 to amortize its losses from 2008.
(b) If the Company were to withdraw from the plan, there could be a withdrawal liability. The Company does not have any plans at the present time to withdraw from the plan.
(c) Local 68 Engineers Union Pension Plan was amended effectively July 1, 2011 to reduce beneﬁts in order to improve the Plan's funding status.

Exhibit 99.1
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Notes to Combined Financial Statements
December 31, 2020 and 2019
13.MULTI-EMPLOYER PLANS (continued)

The Company was listed in its plans Form 5500 as providing more than 5% of the total contributions for the following plans' and plan years:

Pension Fund	Year
SEIU National Industry Pension Fund	2019
IUOE Stationary Engineers Local 39 Pension Plan	2019

At the date the combined financial statements were issued, Forms 5500 were not available for IUOE Stationary Engineers Local 39 Pension Plan or SEIU National Industry Pension Fund, plan year ended in 2020.

14.RISK AND UNCERTAINTIES

On March 11, 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. The COVID-19 outbreak in the United States has caused business disruption through mandated and voluntary closings of businesses and shelter in place orders. In response, the US. Government enacted the Coronavirus Aid, Relief, and Economic Security (CARES) Act, which includes significant provisions to provide relief and assistance to affected organizations. While the disruption is currently expected to be temporary, there is considerable uncertainty around the duration of the closings and shelter in place orders and the ultimate impact of the CARES Act and other governmental initiatives. It is at least reasonably possible that this matter will negatively impact the Company. However, the financial impact and duration cannot be reasonably estimated at this time.

15.SUBSEQUENT EVENTS

The Company has evaluated events through March 31, 2021, the date the combined financial statements were available to be issued. No other subsequent events have been identified, except as disclosed below.

16.CHANGE IN ACCOUNTING PRINCIPLE

The Company has restated its beginning retained earnings to account for a change in accounting over goodwill. The Company had previously adopted Accounting Standards Update (ASU) No. 2014-02, Intangibles - Goodwill and Other (Topic 350): Accounting for Goodwill, which allowed for the amortization of goodwill for private companies, which it has now reversed.

Exhibit 99.1
Crown Building Maintenance Co. and Crown Energy Services, Inc.
dba Able Services
Notes to Combined Financial Statements
December 31, 2020 and 2019
16. CHANGE IN ACCOUNTING PRINCIPLE (continued)
Restatement consists of the following:

Retained earnings as of December 31, 2018, as originally stated	$21,875,321
To remove accumulated amortization for goodwill as of 12/31/18	4,960,227
Retained earnings, December 31, 2018, as restated	$26,835,548